Exhibit 99.1

Ventas, Inc.   10350 Ormsby Park Place, Suite 300     Louisville, Kentucky 40223        (502) 357•9000        (502) 357•9001 Fax

Contacts:	Debra A. Cafaro Chairman, President and CEO or Richard A. Schweinhart Executive Vice President and CFO (502) 357-9000

VENTAS REPORTS FOURTH QUARTER NORMALIZED FFO OF $57.2 MILLION;

2005 Normalized FFO Per Share Rises 16 Percent to $2.09 Per Share;

2006 FIRST QUARTER DIVIDEND INCREASES 10 PERCENT TO $0.395 PER SHARE;

2005 Investment Activity Exceeds $1.5 Billion

LOUISVILLE, KY (February 27, 2006) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that fourth quarter 2005 normalized Funds from Operations (“FFO”) rose 42 percent to $57.2 million, compared with $40.1 million in the fourth quarter of 2004. Normalized FFO per diluted share in the fourth quarter of 2005 increased 17 percent to $0.55 from $0.47 per diluted share for the comparable 2004 period. In the quarter ended December 31, 2005, the Company had 104.2 million weighted average diluted shares outstanding, compared to 85.2 million weighted average diluted shares outstanding a year earlier.

Normalized FFO for the year ended December 31, 2005 was $200.1 million, a 32 percent increase from $151.7 million for the comparable 2004 period. Normalized FFO per diluted share grew 16 percent year-over-year to $2.09 in 2005 from $1.80 in 2004.

Normalized FFO for 2005 excludes net proceeds received by Ventas from a previously announced litigation settlement with Sullivan & Cromwell of $15.9 million, a contribution to the Ventas Charitable Foundation of $2.0 million, a net gain on swap breakage of $1.0 million, the write-off of unamortized deferred financing fees of $1.4 million in connection with the payoff of the CMBS loan and $0.4 million in fees for a bridge loan commitment obtained by the Company for the acquisition of Provident Senior Living Trust (“Provident”). Normalized FFO for 2004 excludes the write-off of unamortized deferred financing fees of $1.4 million in connection with the refinancing of the Company’s revolving credit facility.

Results for the fourth quarter and full year benefited from increased rent resulting from the Company’s accelerated investment activity and increased rent from the escalator clauses contained in its existing leases.

Ventas also said that its Board of Directors voted to increase the Company’s first quarter 2006 dividend to $0.395 per share, an increase of 10 percent from the quarterly 2005 dividend of $0.36. The Ventas first quarter dividend is payable March 30, 2006 to stockholders of record on March 7, 2006.

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Ventas Reports Fourth Quarter Results

February 27, 2006

“Ventas had another exceptional year in 2005, delivering Total Shareholder Return (TSR) of 23 percent and completing the transformational acquisition of Provident Senior Living Trust,” Ventas President, Chairman and CEO Debra A. Cafaro said. “Over the last few years, we have doubled the size of our Company and diversified our portfolio to include a significant number of high-quality, private-pay independent and assisted living facilities, which now account for about 44 percent of our aggregate annual rental income. Our focused acquisition strategy, balance sheet management and investment in processes and people have created a strong, high performing enterprise that is well positioned to capitalize on opportunities as we move into 2006,” she added.

“For the last four years, we have delivered double digit normalized FFO per share growth, and we are once again pleased to share our success with our shareholders by increasing our quarterly dividend by 10 percent. This action by our Board of Directors shows Ventas’s ability to increase its dividend by above average rates due to its stable, growing cash flows and excellent portfolio of assets.” Cafaro said.

UPDATE ON RESET RIGHT TO INCREASE BASE RENTS UNDER MASTER LEASES WITH KINDRED

Ventas recently announced that it was reviewing the release by the Centers for Medicare & Medicaid Services (“CMS”) on January 19, 2006 regarding CMS’s proposed 2007 fiscal year payment rule for long-term acute care hospitals (“LTACs”). Among other things, the proposed rule freezes Medicare payment rates for LTACs for fiscal year 2007 and contains a number of proposed changes to current LTAC payment policy that could result in an 11 percent Medicare rate cut to LTACs.

Ventas has an eighteen-month time period, until July 19, 2007, to deliver its notices (the “Reset Notices”) to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) that would initiate Ventas’s option (the “Reset Right”) contained in its Master Leases with Kindred (the “Master Leases”) to potentially increase annual base rents under the Master Leases to “Fair Market Rental” levels. Ventas has not yet given the Reset Notices because it is analyzing the potential impact, if any, of the proposed rule on Kindred and on Ventas’s portfolio of 39 Kindred-operated LTACs. Ventas is also assessing the likelihood that CMS’s proposed rule for LTAC reimbursement will be adopted in its current form or will be modified as a result of industry comment and review. The final version of the rule is likely to be made public by CMS in the second quarter of 2006.

“We believe that the Reset Right should deliver significant value for Ventas shareholders, based upon our preliminary review and analysis of the CMS rule and the performance of our Kindred portfolio of skilled nursing facilities and LTACs,” Cafaro said. “We will continue our review of the facts and the CMS proposal, and look forward to providing updated guidance to our shareholders that will reflect that review.”

The Reset Right is contained in each of the original four Master Leases Ventas entered into with Kindred in April 2001 when Kindred successfully emerged from its Chapter 11 reorganization. Under the Reset Right, Ventas has a one-time right under each Master Lease to increase the base annual rent to a then fair market rental rate. If the Reset Notices are given by Ventas at any time before July 19, 2006, the rental increase, if any, would be effective on July 19, 2006 even if the appraisal process continued beyond that date. If Ventas gives the Reset Notices after July 19, 2006, the rental increase, if any, would be effective on the date the Reset Notices are given. If Ventas exercises the Reset Right under all of the Master Leases, Ventas will pay a one-time reset fee of up to $4.6 million. If Ventas exercises the Reset Right under fewer than all of the Master Leases, the reset fee will be prorated. If the Reset Right is exercised, the annual rent escalations under the applicable Master Leases may be altered, depending on market conditions at the time. The value of the Reset Right is dependent on a variety of factors and market conditions and is highly speculative, and there can be no assurance regarding the value of the Reset Right.

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Ventas Reports Fourth Quarter Results

February 27, 2006

“Our aggregate annual base rent can only increase and never decrease under the Reset Right process, giving us maximum flexibility,” Cafaro said. “As in prior situations where unexpected events have altered the landscape, we intend to work creatively and tenaciously to seek a positive outcome for our shareholders.”

GAAP NET INCOME

Net income for the quarter ended December 31, 2005 was $47.2 million, or $0.45 per diluted share, compared with net income for the quarter ended December 31, 2004 of $46.7 million, or $0.55 per diluted share, after income from discontinued operations of $5.4 million and $20.2 million in 2005 and 2004, respectively.

Net income for the year ended December 31, 2005 was $130.6 million, or $1.36 per diluted share, compared with net income for the year ended December 31, 2004 of $120.9 million, or $1.43 per diluted share, after income from discontinued operations of $5.3 million and $20.7 million in 2005 and 2004, respectively.

FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	Standard and Poor’s Ratings Services raised Ventas’s rating to BB+ from BB, and Moody’s Investors Service upgraded Ventas’s rating to Ba2 from Ba3, each with a stable outlook.

•	Ventas issued $200 million of unsecured senior notes with an annual interest rate of 6.5 percent maturing on June 1, 2016. Proceeds were used to repay the CMBS loan.

•	Chief Financial Officer Richard A. Schweinhart and Chief Investment Officer Raymond J. Lewis were both promoted to Executive Vice Presidents in January 2006. They had been Senior Vice Presidents.

•	Ventas named Robert J. Brehl Chief Accounting Officer and Controller.

•	During 2005, Ventas invested over $1.5 billion in healthcare and seniors housing assets. The investments consist of 91 seniors housing facilities (68 acquired from Provident), one hospital, three medical office buildings and six first mortgages secured by seniors housing assets.

•	As previously announced, on October 19, 2005, Ventas acquired an independent and assisted living facility with 162 units in a transaction valued at approximately $20 million. The facility is leased to Capital Senior Living Corporation (NYSE: CSU) (together with its subsidiaries, “Capital Senior”), and the going in cash yield is 8 percent and the expected unleveraged yield over the life of the lease is 9 percent.

•	Ventas recorded a gain of $5.1 million during the fourth quarter of 2005 from the sale of a seniors housing facility pursuant to an option to purchase held by the tenant.

•	With the previously completed acquisitions and dispositions, annualized rent from Kindred represents approximately 52 percent of the Company’s run rate total revenue, assuming a full year effect of all closed 2005 acquisitions and disposition. Annualized revenue from market rate, non-government-reimbursed assets in the Company’s portfolio represents approximately 44 percent of the Company’s annualized revenue on the same basis. Assets leased to Kindred now represent approximately 34 percent of the Company’s total real estate assets, measured on a gross book value basis.

•	The 225 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM to rent coverage of 2.6 times for the trailing twelve-month period ended September 30, 2005 (the latest date available). Further information detailing these rent coverages by Master Lease and by asset class is contained on a schedule attached to this press release.

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Ventas Reports Fourth Quarter Results

February 27, 2006

•	Ventas has entered into an agreement to purchase Towne Centre, a 327-unit continuing-care retirement community (CCRC) located in Indiana, in a transaction valued at $29 million. Ventas’s current tenant, Capital Senior, is the seller, and Ventas will lease the CCRC to Capital Senior at the closing. The triple-net operating lease with Capital Senior will have an initial cash yield of 8 percent, which is expected to escalate at an average of 2.5 percent per year over the life of the lease. If these annual escalations are achieved, Ventas’s unlevered yield will be 9 percent over the initial ten-year base term of the lease. Capital Senior Living Properties, Inc. will guarantee the lease. Although Ventas expects to complete the transaction in the first quarter of 2006, there can be no assurance that the transaction will occur or, if so, when the closing will occur. Capital Senior has operated the facility since 1991.

•	The Company’s debt to total capitalization at December 31, 2005 was approximately 35 percent.

•	The Company delivered a 23 percent TSR for the year ended December 31, 2005 and a 51 percent compound annual TSR for the five years ended December 31, 2005, during which period it was the best performing REIT in the Morgan Stanley REIT Index (RMS).

•	As of December 31, 2005, Ventas’s enterprise value exceeded $5.1 billion.

•	Ventas expects to file its 2005 Form 10-K on or about February 28, 2006, including unqualified management certifications and an unqualified auditor opinion under section 404 of the Sarbanes-Oxley Act of 2002.

FOURTH QUARTER 2005 RESULTS

Rental revenue for the quarter ended December 31, 2005 was $96.3 million, of which $50.3 million resulted from leases with Kindred. Fourth quarter 2005 expenses totaled $56.5 million and included $28.7 million of depreciation expense and $33.6 million of interest expense, offset by Ventas’s receipt of net proceeds from litigation settlement of $15.9 million. General, administrative and professional fees totaled $8.4 million, including a $2.0 million contribution to the Ventas Charitable Foundation. Property-level operating expenses relating to the Company’s medical office building portfolio for the period were $0.7 million.

FULL YEAR 2005 RESULTS

Rental revenue for the year ended December 31, 2005 was $324.7 million, of which $199.1 million resulted from leases with Kindred. Expenses for the year ended December 31, 2005 totaled $207.6 million and included $87.8 million of depreciation expense and $105.6 million of interest expense, offset by Ventas’s receipt of net proceeds from litigation settlement of $15.9 million. General, administrative and professional fees totaled $25.1 million, including a $2.0 million contribution to the Ventas Charitable Foundation. Property-level operating expenses relating to the Company’s medical office building portfolio for the period were $2.6 million.

VENTAS AFFIRMS NORMALIZED FFO GUIDANCE FOR 2006

Ventas affirmed its 2006 normalized FFO guidance of between $2.20 and $2.23 per diluted share. If achieved, this “steady state” projection represents 6 to 7 percent core growth in normalized FFO per share.

The Company expects non-cash straight-line rent attributable to its 2005 acquisition of Provident to approximate $17.1 million in 2006.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes gains and losses on the sales of assets and the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions. Its guidance also excludes the future impact of (a) any rent or other amounts derived from the Reset Right, whether through a negotiated resolution with Kindred or the appraisal process set forth in the Master Leases, (b)

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Ventas Reports Fourth Quarter Results

February 27, 2006

any expense the Company records for non-cash “swap ineffectiveness” and (c) any expenses related to asset impairment, the write-off of unamortized deferred financing fees or additional costs, expenses or premiums incurred as a result of early debt retirement.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on Tuesday, February 28, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.fulldisclosure.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust that is the nation’s largest owner of seniors housing and long-term care assets. At the date of this press release, Ventas owns 380 healthcare and seniors housing assets in 42 states. Its diverse portfolio includes 41 hospitals, 200 skilled nursing facilities and 139 seniors housing and other assets. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission (the “Commission”). Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the

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Ventas Reports Fourth Quarter Results

February 27, 2006

event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, borrowers and tenants resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, borrowers and tenants to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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Ventas Reports Fourth Quarter Results

February 27, 2006

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004

(In thousands, except per share amounts)

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Real estate investments:
Land	$295,363	$295,017	$277,668	$153,851	$147,327
Building and improvements	2,732,533	2,718,128	2,582,567	1,401,609	1,364,884

	3,027,896	3,013,145	2,860,235	1,555,460	1,512,211
Accumulated depreciation	(541,346)	(513,098)	(485,476)	(467,285)	(454,110)

Net real estate property	2,486,550	2,500,047	2,374,759	1,088,175	1,058,101
Loans receivable, net	39,924	52,588	57,540	38,883	13,031

Net real estate investments	2,526,474	2,552,635	2,432,299	1,127,058	1,071,132
Cash and cash equivalents	1,641	5,764	802	1,779	3,365
Escrow deposits and restricted cash	59,667	56,397	51,951	17,764	25,710
Deferred financing costs, net	17,581	17,257	18,314	12,928	13,550
Subscriptions receivable	—	—	97,020	—	—
Notes receivable - related parties	2,841	2,893	2,876	3,234	3,216
Other	30,914	23,184	22,193	11,435	9,962

Total assets	$2,639,118	$2,658,130	$2,625,455	$1,174,198	$1,126,935

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$1,802,564	$1,811,319	$1,832,684	$877,642	$843,178
Deferred revenue	10,540	11,126	11,713	12,298	12,887
Interest rate swap agreement	1,580	6,177	11,155	9,717	16,550
Accrued dividend	37,343	37,255	—	30,531	27,498
Accrued interest	14,418	30,432	13,639	18,871	8,743
Accounts payable and other accrued liabilities	74,960	77,316	70,710	28,015	27,461
Deferred income taxes	30,394	30,394	30,394	30,394	30,394

Total liabilities	1,971,799	2,004,019	1,970,295	1,007,468	966,711

Commitments and contingencies
Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 180,000 shares authorized; 103,523, 103,226, 99,960, 85,223 and 85,131 shares issued at December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively	25,927	25,890	25,888	21,306	21,283
Capital in excess of par value	692,650	692,676	696,811	210,216	208,903
Unearned compensation on restricted stock	(713)	(1,017)	(1,301)	(1,616)	(633)
Accumulated other comprehensive loss	(143)	(942)	(5,343)	(3,327)	(9,114)
Retained earnings (deficit)	(50,402)	(60,280)	(51,746)	(48,255)	(45,297)

	667,319	656,327	664,309	178,324	175,142

Treasury stock, 0, 79, 326, 413 and 532 shares at December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively	—	(2,216)	(9,149)	(11,594)	(14,918)

Total stockholders’ equity	667,319	654,111	655,160	166,730	160,224

Total liabilities and stockholders’ equity	$2,639,118	$2,658,130	$2,625,455	$1,174,198	$1,126,935

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Ventas Reports Fourth Quarter Results

February 27, 2006

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2005 and 2004

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Audited)
Revenues:
Rental income	$96,274	$61,031	$324,719	$232,076
Interest income from loans receivable	1,284	684	5,001	2,958
Interest and other income	745	215	3,268	987

Total revenues	98,303	61,930	332,988	236,021
Expenses:
Interest	33,612	17,653	105,581	66,105
Depreciation	28,695	12,892	87,848	48,865
Property-level operating expenses	706	468	2,576	1,337
General, administrative and professional fees	6,422	4,002	23,104	16,460
Stock-based compensation	574	450	1,971	1,664
Loss on extinguishment of debt	1,376	—	1,376	1,370
Net gain on swap breakage	(981)	—	(981)	—
Net proceeds from litigation settlement	(15,909)	—	(15,909)	—
Contribution to charitable foundation	2,000	—	2,000	—

Total expenses	56,495	35,465	207,566	135,801
Income before net loss on real estate disposals and discontinued operations	41,808	26,465	125,422	100,220
Net loss on real estate disposals	—	—	(175)	—

Income before discontinued operations	41,808	26,465	125,247	100,220
Discontinued operations	5,413	20,209	5,336	20,680

Net income	$47,221	$46,674	$130,583	$120,900

Earnings per common share:
Basic:
Income before discontinued operations	$0.40	$0.31	$1.32	$1.20
Net income	$0.46	$0.55	$1.37	$1.45
Diluted:
Income before discontinued operations	$0.40	$0.31	$1.31	$1.19
Net income	$0.45	$0.55	$1.36	$1.43
Shares used in computing earnings per common share:
Basic	103,542	84,532	95,037	83,491
Diluted	104,176	85,180	95,775	84,352
Dividends declared per common share	$0.36	$0.325	$1.44	$1.30

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Ventas Reports Fourth Quarter Results

February 27, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	2005 Quarters				Fourth Quarter 2004
	Fourth	Third	Second	First
Revenues:
Rental income	$96,274	$93,569	$72,340	$62,536	$61,031
Interest income from loans receivable	1,284	1,573	1,492	652	684
Interest and other income	745	791	1,120	612	215

Total revenues	98,303	95,933	74,952	63,800	61,930
Expenses:
Interest	33,612	32,263	22,730	16,976	17,653
Depreciation	28,695	27,694	18,239	13,220	12,892
Property-level operating expenses	706	677	641	552	468
General, administrative and professional fees	6,422	6,109	5,553	5,020	4,002
Stock-based compensation	574	471	506	420	450
Loss on extinguishment of debt	1,376	—	—	—	—
Net gain on swap breakage	(981)	—	—	—	—
Net proceeds from litigation settlement	(15,909)	—	—	—	—
Contribution to charitable foundation	2,000	—	—	—	—

Total expenses	56,495	67,214	47,669	36,188	35,465

Income before net loss on real estate disposals and discontinued operations	41,808	28,719	27,283	27,612	26,465
Net loss on real estate disposals	—	—	(175)	—	—

Income before discontinued operations	41,808	28,719	27,108	27,612	26,465
Discontinued operations	5,413	2	(40)	(39)	20,209

Net income	$47,221	$28,721	$27,068	$27,573	$46,674

Earnings per common share:
Basic:
Income before discontinued operations	$0.40	$0.28	$0.31	$0.33	$0.31
Net income	$0.46	$0.28	$0.31	$0.33	$0.55
Diluted:
Income before discontinued operations	$0.40	$0.28	$0.30	$0.32	$0.31
Net income	$0.45	$0.28	$0.30	$0.32	$0.55
Shares used in computing earnings per common share:
Basic	103,542	103,081	88,574	84,657	84,532
Diluted	104,176	103,880	89,350	85,400	85,180
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.325
Discontinued operations:
Rental income	$230	$202	$202	$203	$666
Interest and other income	165	—	—	—	500
Interest	81	154	196	196	288
Depreciation	15	46	46	46	97

Income (loss) before gain on sale of real estate	299	2	(40)	(39)	781
Gain on sale of real estate	5,114	—	—	—	19,428

Discontinued operations	$5,413	$2	$(40)	$(39)	$20,209

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Ventas Reports Fourth Quarter Results

February 27, 2006

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Audited)

	For the Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$130,583	$120,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	88,002	49,238
Amortization of deferred financing costs	3,891	3,895
Stock-based compensation	1,971	1,664
Straight-lining of rental income	(14,287)	(2,462)
Amortization of deferred revenue	(3,497)	(2,577)
Loss on extinguishment of debt	1,358	1,370
Gain on sale of assets (including amounts in discontinued operations)	(4,939)	(19,428)
Net gain on swap breakage	(981)	—
Other	(2,698)	(2,016)
Changes in operating assets and liabilities:
Decrease (increase) in escrows deposits and restricted cash	10,120	(8,965)
Increase in other assets	(5,396)	(102)
Increase in accrued interest	5,675	2,922
Increase in accounts payable and accrued and other liabilities	13,962	5,519

Net cash provided by operating activities	223,764	149,958
Cash flows from investing activities:
Net investment in real estate property	(589,552)	(323,931)
Proceeds from real estate disposals	1,416	21,100
Investment in loans receivable	(47,333)	—
Proceeds from loans receivable	20,274	3,580
Other	154	556

Net cash used in investing activities	(615,041)	(298,695)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	50,200	39,000
Proceeds from debt	600,000	125,000
Repayment of debt	(231,988)	(67,011)
Issuance of common stock	101,964	64,206
Proceeds from stock option exercises	6,819	17,676
Cash distribution to stockholders	(125,843)	(103,523)
Payment of swap breakage fee	(2,320)	—
Other	(9,279)	(5,350)

Net cash provided by financing activities activities	389,553	69,998

Net decrease in cash and cash equivalents	(1,724)	(78,739)
Cash and cash equivalents at beginning of period	3,365	82,104

Cash and cash equivalents at end of period	$1,641	$3,365

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$931,571	$103,603
Escrow deposits and restricted cash	34,144	9,170
Other assets acquired	1,560	206
Debt assumed	541,174	105,627
Other liabilities	33,275	7,352
Issuance of common stock	392,826	—

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Ventas Reports Fourth Quarter Results

February 27, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	2005 Quarters				Fourth Quarter 2004
	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$47,221	$28,721	$27,068	$27,573	$46,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	28,710	27,740	18,286	13,266	12,989
Amortization of deferred financing costs	998	1,058	945	890	879
Stock-based compensation	574	471	506	420	450
Straight-lining of rental income	(5,895)	(5,558)	(1,954)	(880)	(734)
Amortization of deferred revenue	(1,034)	(1,143)	(684)	(636)	(691)
Loss on extinguishment of debt	1,358	—	—	—	—
(Gain) loss on sale of assets (including amounts in discontinued operations)	(5,114)	—	175	—	(19,428)
Net gain on swap breakage	(981)	—	—	—	—
Other	(497)	(577)	(578)	(1,046)	(109)
Changes in operating assets and liabilities:
Decrease (increase) in escrows deposits and restricted cash	6,994	(3,085)	(1,983)	8,194	(8,953)
(Increase) decrease in other assets	(1,330)	5,197	(8,560)	(703)	727
(Decrease) increase in accrued interest	(16,014)	17,232	(5,671)	10,128	(6,518)
(Decrease) increase in accounts payable and accrued and other liabilities	(2,788)	1,324	14,567	859	117

Net cash provided by operating activities	52,202	71,380	42,117	58,065	25,403
Cash flows from investing activities:
Net investment in real estate property	(9,592)	(98,181)	(450,641)	(31,139)	(43,095)
Proceeds from real estate disposals	295	—	1,121	—	21,100
Investment in loans receivable	—	—	(19,515)	(27,818)	—
Proceeds from loans receivable	13,084	5,431	762	997	3,320
Other	(563)	(671)	423	966	53

Net cash provided by (used in) investing activities	3,224	(93,421)	(467,850)	(56,994)	(18,622)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	(6,700)	(60,500)	94,100	23,300	(134,500)
Proceeds from debt	200,000	—	400,000	—	125,000
Repayment of debt	(212,823)	(12,321)	(5,699)	(1,145)	(1,096)
Issuance of common stock	126	97,144	2,439	2,255	5,303
Proceeds from stock option exercises	2,102	2,681	1,337	699	763
Cash distribution to stockholders	(37,255)	—	(61,090)	(27,498)	—
Payment of swap breakage fee	(2,320)	—	—	—	—
Other	(2,679)	(1)	(6,331)	(268)	(2,691)

Net cash (used in) provided by financing activities	(59,549)	27,003	424,756	(2,657)	(7,221)

Net (decrease) increase in cash and cash equivalents	(4,123)	4,962	(977)	(1,586)	(440)
Cash and cash equivalents at beginning of period	5,764	802	1,779	3,365	3,805

Cash and cash equivalents at end of period	$1,641	$5,764	$802	$1,779	$3,365

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$10,598	$54,729	$854,134	$12,110	$171
Escrow deposits and restricted cash	331	1,361	32,204	248	—
Other assets acquired	—	54	1,506	—	—
Debt assumed	10,768	51,456	466,641	12,309	—
Other liabilities	161	4,688	28,377	49	171
Issuance of common stock	—	—	392,826	—	—

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Ventas Reports Fourth Quarter Results

February 27, 2006

FUNDS FROM OPERATIONS AND NORMALIZED FFO

(In thousands, except per share amounts)

	2005 Quarters				Year
	Fourth	Third	Second	First
Net income	$47,221	$28,721	$27,068	$27,573	$130,583
Adjustments:
Depreciation on real estate assets	28,557	27,576	18,144	13,129	87,406
Loss on real estate disposals	—	—	175	—	175
Other items:
Discontinued operations:
Gain on sale of real estate	(5,114)	—	—	—	(5,114)
Depreciation on real estate assets	15	46	46	46	153

FFO	70,679	56,343	45,433	40,748	213,203
Loss on extinguishment of debt	1,376	—	—	—	1,376
Contribution to charitable foundation	2,000	—	—	—	2,000
Net proceeds from litigation settlement	(15,909)	—	—	—	(15,909)
Net gain on swap breakage	(981)	—	—	—	(981)
Bridge loan commitment fee	—	—	402	—	402

Normalized FFO	$57,165	$56,343	$45,835	$40,748	$200,091

Per diluted share:
Net income	$0.45	$0.28	$0.30	$0.32	$1.36
Adjustments:
Depreciation on real estate assets	0.28	0.26	0.21	0.16	0.92
Loss on real estate disposals	—	—	—	—	—
Other items:
Discontinued operations:
Gain on sale of real estate	(0.05)	—	—	—	(0.05)
Depreciation on real estate assets	—	—	—	—	—

FFO	0.68	0.54	0.51	0.48	2.23
Loss on extinguishment of debt	0.01	—	—	—	0.01
Contribution to charitable foundation	0.02	—	—	—	0.02
Net proceeds from litigation settlement	(0.15)	—	—	—	(0.16)
Net gain on swap breakage	(0.01)	—	—	—	(0.01)
Bridge loan commitment fee	—	—	—	—	—

Normalized FFO	$0.55	$0.54	$0.51	$0.48	$2.09

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Ventas Reports Fourth Quarter Results

February 27, 2006

FUNDS FROM OPERATIONS AND NORMALIZED FFO

(In thousands, except per share amounts)

	2004 Quarters				Year
	Fourth	Third	Second	First
Net income	$46,674	$25,297	$25,654	$23,275	$120,900
Adjustments:
Depreciation on real estate assets	12,785	13,041	11,954	10,697	48,477
Other items:
Discontinued operations:
Gain on sale of real estate	(19,428)	—	—	—	(19,428)
Depreciation on real estate assets	97	112	88	76	373

FFO	40,128	38,450	37,696	34,048	150,322
Loss on extinguishment of debt	—	1,370	—	—	1,370

Normalized FFO	$40,128	$39,820	$37,696	$34,048	$151,692

Per diluted share:
Net income	$0.55	$0.30	$0.30	$0.28	$1.43
Adjustments:
Depreciation on real estate assets	0.15	0.15	0.15	0.13	0.58
Other items:
Discontinued operations:
Gain on sale of real estate	(0.23)	—	—	—	(0.23)
Depreciation on real estate assets	—	—	—	—	—

FFO	0.47	0.45	0.45	0.41	1.78
Loss on extinguishment of debt	—	0.02	—	—	0.02

Normalized FFO	$0.47	$0.47	$0.45	$0.41	$1.80

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT. The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company’s financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP) or as a measure of the Company’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Fourth Quarter Results

February 27, 2006

2004 QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fourth	Third	Second	First	Year
	(Unaudited)				(Audited)
Revenues:
Rental income	$61,031	$60,108	$58,166	$52,771	$232,076
Interest income from loans receivable	684	763	755	756	2,958
Interest and other income	215	189	302	281	987

Total revenues	61,930	61,060	59,223	53,808	236,021
Expenses:
Interest	17,653	16,650	16,687	15,115	66,105
Depreciation	12,892	13,143	12,048	10,782	48,865
Property-level operating expenses	468	372	290	207	1,337
General, administrative and professional fees	4,002	3,933	4,302	4,223	16,460
Stock-based compensation	450	435	393	386	1,664
Loss on extinguishment of debt	—	1,370	—	—	1,370

Total expenses	35,465	35,903	33,720	30,713	135,801

Income before discontinued operations	26,465	25,157	25,503	23,095	100,220
Discontinued operations	20,209	140	151	180	20,680

Net income	$46,674	$25,297	$25,654	$23,275	$120,900

Earnings per common share:
Basic:
Income before discontinued operations	$0.31	$0.30	$0.30	$0.28	$1.20
Net income	$0.55	$0.30	$0.31	$0.28	$1.45
Diluted:
Income before discontinued operations	$0.31	$0.30	$0.30	$0.28	$1.19
Net income	$0.55	$0.30	$0.30	$0.28	$1.43
Shares used in computing earnings per common share:
Basic	84,532	84,073	83,820	81,703	83,491
Diluted	85,180	84,889	84,565	82,760	84,352
Dividends declared per common share	$0.325	$0.325	$0.325	$0.325	$1.30
Discontinued Operations:
Rental income	$666	$548	$544	$469	$2,227
Interest and other income	500	—	—	—	500
Interest	288	296	305	213	1,102
Depreciation	97	112	88	76	373

Income before gain on sale of real estate	781	140	151	180	1,252
Gain on sale of real estate	19,428	—	—	—	19,428

Discontinued operations	$20,209	$140	$151	$180	$20,680

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Ventas Reports Fourth Quarter Results

February 27, 2006

Projected Normalized FFO Per Diluted Share for the Year Ending December 31, 2006

The following table illustrates the Company’s projected FFO per diluted share guidance for the year ending December 31, 2006.

	GUIDANCE
	For the Year Ending December 31, 2006
Net income	$1.11	–	$1.14
Adjustments:
Depreciation on real estate assets	1.09	–	1.09

FFO	$2.20	–	$2.23

Normalized FFO	$2.20	–	$2.23

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Ventas Reports Fourth Quarter Results

February 27, 2006

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2005, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the three months ended December 31, 2005	$47,236
Add back:
Pro forma interest	33,673
Pro forma depreciation	28,695
Net gain on real estate disposals	(4,939)
Loss on extinguishment of debt	1,376
Net gain on swap breakage	(981)
Stock-based compensation	574

Pro forma EBITDA	$105,634

Pro forma annualized EBITDA, including net proceeds from litigation settlement and contribution to charitable foundation not annualized	$380,809

As of December 31, 2005:
Debt	$1,802,564
Cash	(1,641)
Restricted cash pertaining to debt	(7,365)

Escrow deposits pertaining to Section 1031 exchange	(9,933)

Net debt	$1,783,625

Net debt to pro forma annualized EBITDA	4.7 x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company’s financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP) or as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Fourth Quarter Results

February 27, 2006

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities as of December 31, 2005 (in thousands):

As of December 31, 2005
2006	$15,674
2007	104,836
2008	32,983
2009	315,584
2010	265,763
Thereafter	1,067,724

Total	$1,802,564

Ventas–Kindred Portfolio

The following is based on data provided by Kindred to the Company or obtained from Kindred’s public filings. This information reflects Kindred’s EBITDARM and EBITDAR coverage by Master Lease and by asset class:

Ventas-Kindred Master Lease	Facility Count	TTM[1] EBITDARM Coverage[2,4]	TTM[1] EBITDAR Coverage[3,4]
1	91	2.6x	2.0x
2	46	2.9x	2.3x
3	43	2.4x	1.7x
4	45	2.5x	1.8x

Portfolio	225	2.6x	2.0x

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Ventas Reports Fourth Quarter Results

February 27, 2006

Ventas-Kindred Asset Class	TTM[1] EBITDARM Coverage[2,4]	TTM[1] EBITDAR Coverage[3,4]
Hospitals	3.7x	3.0x
Nursing facilities	2.0x	1.4x
Portfolio	2.6x	2.0x

[1]	Trailing twelve months EBITDARM and EBITDAR for the period ended September 30, 2005 (the latest available data provided by Kindred) to the Company’s trailing twelve months cash rental revenue.

[2]	Coverage reflects the ratio of Kindred’s EBITDARM to rent. EBITDARM is defined as earnings before interest, income taxes, depreciation, amortization, rent and management fees. In the calculation of trailing twelve months EBITDARM, intercompany profit pertaining to Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended September 30, 2005 has been eliminated from purchased ancillary expenses within the Ventas portfolio.

[3]	Coverage reflects the ratio of Kindred’s EBITDAR to rent. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent, but after deducting a five percent management fee. In the calculation of trailing twelve months EBITDAR, intercompany profit pertaining to Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended September 30, 2005 has been eliminated from purchased ancillary expenses within the Ventas portfolio.

[4]	Coverage excludes the portion of a one-time $55.0 million Medicare reimbursement settlement and a corresponding one-time special employee recognition payment of $15.0 million allocated by Kindred to the Ventas facilities.

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